Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116629, 333-109893, 333-159247, 333-176306 and 333-176305 on Form S-8, and Registration Nos. 333-169463, 333-172849 and 333-148911 on Form S-3, of our report dated March 29, 2013 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Galectin Therapeutics Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP

Boston, Massachusetts

August 14, 2013